Therapeutic Solutions International Announces Exclusive Patent License Agreement to innaMune with its Subsidiary Emvolio, Inc.

Company Developing Proprietary Products that Help Immune System Fight Cancer

OCEANSIDE, CA--(Marketwired - May 18, 2017) - Therapeutics Solutions International, Inc. (OTC PINK: TSOI) announced today an exclusive licensing agreement with its subsidiary, Emvolio, Inc. The patent out-licensed today to Emvolio, titled “Activated Leukocyte Extract for Repair of Innate Immunity in Cancer Patients,” but clinically named innaMune, is also an important and complementary product to our previously announced licensing of “StemVacs” and “Cancer Metabolic Detox” to Emvolio.

This is a biological product derived from tissue culture of blood cells derived from healthy donors. It is a combination of cytokines that maintain activity of innate immune system cells, as well as having ability to shift M2 macrophages to M1.

“There are numerous immunotherapies on the market, which are advancing through the clinical development cycle. Unfortunately, the concept of synergy between these therapies is not being currently tested. We believe the licensing of an agent that can work at the level of tumor macrophage infiltration will position the company to provide a synergistic approach to cancer immunotherapy,” said Timothy Dixon, President and CEO of Therapeutic Solutions International.

“One of the major scientific discoveries in the field of cancer immunotherapy has been that cells of the immune system not only can suppress cancer growth, but also in some cases to stimulate it. Macrophages are a type of immune cell that classically suppress cancer. However, through secretion of various proteins, cancer cells can convert macrophages into promoters of tumor growth. These tumor supporting macrophages are termed ‘M2’ macrophages. Our data suggests that innaMune is capable of reverting M2 macrophages into cancer inhibitory cells, which we believe will allow for enhanced success of other immunotherapies,” said Dr. Thomas Ichim, CEO of Emvolio and Director of Therapeutic Solutions International.

About Therapeutic Solutions International, Inc.

The Company’s corporate website is www.therapeuticsolutionsint.com. Our new products can be viewed on www.projuvenol.com and products can be ordered at www.youcanordernow.com.

These Supplement products have not been evaluated by the United States Food and Drug Administration. These products are not intended to diagnose, treat, cure or prevent any diseases.

About Emvolio, Inc.

The Company’s corporate website is www.emvolio.com.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risk factors as set forth in our SEC filings. To the extent that statements in this press release are not strictly historical, including statements as to product launch timing, revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future collaboration agreements, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made.

CONTACT INFORMATION

Therapeutic Solutions International, Inc.

ir@tsoimail.com